Electriq Power CEO to Speak at HC Wainwright Conference WEST PALM BEACH, Fla.--(BUSINESS WIRE)-- Electriq Power (Electriq) (NYSE:ELIQ), a provider of intelligent energy storage and management for homes and small businesses, today announced that its CEO, Frank Magnotti, will present in-person and virtually at the H.C. Wainwright 25th Annual Global Investment Conference being held September 11-13, 2023. The presentation will begin at 9:00 a.m. ET on Wednesday, September 13 in New York. Investors may view the company presentation online Wednesday, September 13, 2023 on the H.C. Wainwright conference website at https://hcwevents.com/annualconference/ and it will be available on the H.C. Wainwright conference platform for 30 days. Electriq Power's CEO Frank Magnotti will be available for in-person or virtual one-on-one meetings on September 13, 2023. For more information about the conference and to register to meet with Frank, please visit the H.C. Wainwright conference website or contact Electriq Power's investor relations team at ir@electriqpower.com. About Electriq Power Electriq (NYSE:ELIQ), founded in 2014 in Silicon Valley, provides turnkey intelligent energy storage and management solutions for homes and small businesses. Electriq’s solutions deliver always-available, low-cost clean energy, even during intermittent outages and inclement weather. Those solutions enable cities, municipalities, and utilities to provide their constituents with a path to sustainable and resilient sources of energy, regardless of socio-economic status. Contacts: Media enquiries for Electriq – email media@electriqpower.com